AXA Financial, Inc.
Reconciliation of AXA US Life & Savings Contribution to AXA Group IFRS Revenues
with Consolidated AXA Financial, Inc. Premiums under USGAAP

			Nine Months Ended September 30
			2008	2009

Contribution to IFRS Gross Revenues per AXA Press Release		in Euro

	Gross Premiums		9,594	6,918
	Other Revenues (A)		561	487
			10,155	7,405

	Average exchange rate US$1.00 =		0.65710	0.73150

		in USD	15,454	10,123

Reconciling items:
	Less: Other Revenues (A)		(853)	(666)
	Less: Deposits from Universal life and investment-type product policy fee income (B)		(13,102)	(7,996)
	Less: Reinsurance ceded premiums (C)		(385)	(380)
	Add: Others (D)		23	19
	Total Reconciling items		(14,318)	(9,024)

Consolidated AXA Financial, Inc. US GAAP Premiums			1,137	1,100

(A)	Represents fees received from servicing and advisory business, and fees on the sales of Mutual Funds reported within Commissions, Fees & Other Income in the US GAAP Statement of Earnings
(B)	Reflected as an increase to Policyholder Account Balances in the US GAAP Balance Sheet
(C)	Reflected as a reduction to Premiums in the US GAAP Statement of Earnings
(D)	Represents Pension fee income and Reinsurance Assumed Premiums that are excluded from premiums for IFRS reporting